UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026

FTC Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40350	81-4816270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Stonelake Blvd, Suite 100, Quarry Oaks II Building, Austin, Texas	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 481-4271

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTCI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Background and Classification of Company Debt

As previously disclosed by FTC Solar, Inc. (the “Company”), as of the quarter ended December 31, 2025, the Company was not in compliance with the purchase order-related financial covenant set forth in the Credit Agreement, dated July 2, 2025, by and among the Company, as borrower, each lender party thereto (the “Lenders”), and Acquiom Agency Services LLC, as administrative agent for the Lenders (the “Agent”), as amended by the First Amendment to the Credit Agreement, dated November 11, 2025 (as amended, the “Existing Credit Agreement”). As a result of such covenant default, the Company publicly disclosed in its earnings press release published on March 5, 2026 that the Company had reclassified the $19.9 million term loan balance under the Existing Credit Agreement from long-term debt to current for the period ended December 31, 2025.

On March 23, 2026, the Company and the Agent on behalf of the required Lenders, entered into a Second Amendment and Limited Waiver to Credit Agreement (the “Second Amendment” and the Existing Credit Agreement as amended by the Second Amendment, the “Credit Agreement”) pursuant to which the Lenders (a) provided a waiver relating to the Company’s breach of the purchase order covenant for the fiscal quarter ended December 31, 2025, (b) agreed that a purchase order covenant will not apply to the Company until the fiscal quarter ending March 31, 2027, and (c) agreed to further amend the financial covenants under the Credit Agreement, as summarized below. As a result of the Second Amendment, including the waiver and amendments relating to the purchase order covenant, other than the ECF Repayment Amount (as defined below), the term loan balance will be reflected as a long-term liability for the period ended December 31, 2025.

Additional Second Amendment Terms

In addition to the waiver provided by the Lenders, pursuant to the Second Amendment, (a) the Company and the Lenders agreed to certain amendments to the financial covenants under the Credit Agreement (as summarized below), and (b) the Company agreed to repay a portion of the principal amount outstanding under the Credit Agreement as follows: (x) $2.5 million of principal was repaid on March 23, 2026; (y) $2.5 million of principal will be repaid on May 22, 2026; and (z) $5.0 million of principal will be repaid on September 30, 2026. The amount of each of the foregoing principal repayment is referred to as an “ECF Repayment Amount”. The failure to make the required prepayments summarized above would constitute an event of default under the Credit Agreement.

As amended by the Second Amendment, the financial covenants applicable to the Company under Section 6.10 of the Credit Agreement include the following:

•  Unrestricted Cash Amount. The Company is required to have unrestricted cash balances as of the last day of the fiscal quarter ending June 30, 2026 equal to the greater of (i) $15.0 million and (ii) $20.0 million minus the total ECR Repayment Amounts paid by the Company pursuant to the Credit Agreement on or prior to June 30, 2026. The Company currently anticipates that this covenant will require the Company to have at least $15.0 million in unrestricted cash as of June 30, 2026. The Company is further required to have unrestricted cash balances as of the last day of the fiscal quarter ending September 30, 2026 and each fiscal quarter thereafter equal to the greater of (i) $10.0 million and (ii) $20.0 million minus the total ECF Repayment Amounts actually paid by the Company to the Lenders pursuant to the Credit Agreement prior to such date. The Company currently anticipates that this financial covenant will require the Company to have at least $10.0 million of unrestricted cash as of September 30, 2026 and each fiscal quarter thereafter.

•  Quarterly Revenue. The Company is required to have consolidated quarterly revenue of at least: (i) $25.0 million for the fiscal quarter ending June 30, 2026; (ii) $50.0 million for the fiscal quarter ending September 30, 2026; and (iii) $75.0 million for the fiscal quarter ending December 31, 2026 and the last day of each fiscal quarter thereafter. This revenue covenant does not apply for the quarter ending March 31, 2026.

•  Consolidated EBITDA. For the 12-month period ending December 31, 2026, the Company’s consolidated EBITDA may not be less than $10.0 million, and for the 12-month period ending December 31, 2027 and the last day of each fiscal year thereafter, the Company’s consolidated EBITDA may not be less than $25.0 million.

Additionally, commencing with the fiscal quarter ending March 31, 2026, the Company’s direct tracker margin must exceed certain thresholds for each fiscal quarter, and the financial covenants include a requirement that the amounts due to the Company under new purchase orders must meet certain thresholds beginning with the fiscal quarter ending March 31, 2027.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated March 23, 2026, by and among FTC Solar, Inc. and Acquiom Agency Services LLC, as administrative agent for the Lenders #

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Portions of this exhibit are redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTC SOLAR, INC.

Date: March 24, 2026	By:	/s/ Cathy Behnen
Cathy Behnen
Chief Financial Officer